                                                                EXHIBIT 10(d)(2)

                                      LEASE


         This lease is made and executed on June 7, 2002, by and between Briohn Ventures III, LLC, a Wisconsin limited liability company, with its principal office at W233 N2800 Roundy Circle West, City of Pewaukee, County of Waukesha, State of Wisconsin, herein referred to as lessor, and Merchants and Manufacturers Bancorporation, a corporation organized and existing under the laws of the State of Wisconsin, with its principal office at 14100 W. National Avenue, City of New Berlin, County of Waukesha, State of Wisconsin, herein referred to as lessee.

                                   SECTION ONE
                    DEMISE, USE, AND DESCRIPTION OF PREMISES

         Lessor hereby leases to lessee, and lessee leases from lessor, for the purpose of conducting therein the operation of a bank holding company and a state or federally chartered commercial bank including all operations ancillary or supplemental thereto, together with such office and professional offices as lessee in its sole discretion may deem appropriate, the land, together with the Improvements (as defined in Section Four, below) to be constructed thereon and all other building fixtures and improvements located thereon (collectively the "Premises"), and all rights of ingress and egress, and appurtenances thereto situated in the City of Brookfield, County of Waukesha, State of Wisconsin, and more particularly described in the schedule attached hereto as Exhibit "A" and shown on the Certified Survey Map attached hereto as Exhibit "B", both of which are made a part hereof.



                                   10(d)(2)-1

                                   SECTION TWO
                                 TERM AND OPTION

         The initial term of this lease shall be for approximately twenty (20) years, commencing on the date of substantial completion of the Improvements, as hereafter defined, which is anticipated to be October 1, 2002 ("Commencement Date") and terminating on the last day of the calendar month during which the twentieth (20th) anniversary of the lease occurs; provided, however, that if the Improvements are not substantially complete by October 1, 2002, lessor shall not have liability for such delay, but the Commencement Date shall be extended until the date of substantial completion. The actual Commencement Date will be confirmed in a supplement to this lease setting forth the Commencement Date and termination date, which supplement will be executed on or about the date of substantial completion of the Improvements.

         Provided lessee is not in default under this lease at the time of exercise, lessee shall have two (2) successive options to extend the term of this lease for periods of five (5) years each; that is, for a total of ten (10) years, upon written notice of the exercise of each such option given not less than one (1) year prior to the expiration of the then current lease term. The use of the word "term" hereunder shall include any extended terms.

                                  SECTION THREE
                                      RENT

         Commencing on the Commencement Date, the annual base rent ("Base Rent") for the Premises shall be in the amount of $251,743.00 per year, payable monthly (1/12 of the annual amount) in advance, without demand or offset, on or before the first (1st) day of each calendar month with the first and last month's Base Rent prorated accordingly. Base Rent shall be





                                   10(d)(2)-2
increased on the first day of each anniversary of the Commencement Date (or on the first day of the next calendar month if the Commencement Date occurs on other than the first day of a month) by the greater of three percent (3%) or one hundred percent (100%) of the CPI Factor. The CPI Factor means a fraction, the numerator of which shall be the Consumer Price Index figure most recently published prior to the date for which the computation is being made, and the denominator of which shall be the Consumer Price Index figure published closest to twelve (12) months prior thereto. As used herein, the Consumer Price Index shall mean the index published by the Bureau of Labor Statistics, United States Department of Labor entitled "Consumer Price Index, All Urban Consumers, All Items (1982-1984=100)." If the computation and publication of the Consumer Price Index is transferred to another governmental bureau, such bureau's publication shall be substituted for the presently published index. If the Consumer Price Index is substantially altered, adjustments shall be made to such revised or altered index to make it comparable to the original index, provided that if the governmental bureau which produces the Consumer Price Index publishes such adjustment, then such adjustment as published shall be controlling. In the event the Consumer Price Index is discontinued, the parties shall accept comparable statistics on the purchasing power of the consumer dollar as published at the time of such discontinuation by a responsible financial periodical of recognized authority to be then chosen by Lessor. Lessee shall make all payments of Base Rent to lessor at the address set forth below for giving notices to lessor, or such other address as lessor may from time to time direct by written notice to lessee.


         Lessee acknowledges that late payment of rent involves additional costs to lessor for collection and bookkeeping, and, accordingly, lessee agrees that, if Base Rent due hereunder is not paid by the fifth (5th) business day after it is due, then lessee shall pay upon demand, as




                                   10(d)(2)-3
additional rent, a late charge equal to five percent (5%) of the amount required to be paid. The foregoing provision for payment of a late charge shall not be construed to extend the date for payment of any sums required to be paid by lessee hereunder or to relieve lessee of its obligation to pay all such sums at the time or times herein stipulated, and neither the demand for, nor collection by, lessor of such late charge shall be construed as a cure of lessee's default in the payment of rent.

                                  SECTION FOUR
                            CONSTRUCTION OF PREMISES

         Lessor has agreed to construct upon the Premises a building having an aggregate total of approximately fifteen thousand (15,000) square feet of which there will be approximately ten thousand three hundred (10,300) rentable square feet above ground, plus a basement of approximately 4,700 square feet (the "Improvements") as depicted on Exhibit "C" in accordance with the plans and specifications attached hereto as Exhibit "D". All such work shall be done in a good and workmanlike manner in compliance with all building codes and regulations applicable to the Improvements. Lessee's taking possession of the Premises shall be conclusive evidence that lessee accepts the Premises and that they are in satisfactory condition except for any punch list of unsatisfactory items of which lessee gives written notice to lessor within thirty (30) days after the Commencement Date, which items shall be corrected or repaired by lessor. Lessee, at its sole cost and expense, shall (a) pay the cost of constructing the improvements described on Exhibit "D" to the extent such cost exceeds $1,763,247.00, and (b) perform all other alterations, improvements, and other work necessary to prepare the Premises for lessee's use. Such amounts shall be paid on demand directly to the Contractor or Contractors performing such work or to a title insurance company designated by lessor's first mortgagee in accordance




                                   10(d)(2)-4
with such disbursement procedures as may be required by such first mortgagee. All such work by lessee shall be done in accordance with Sections Fourteen and Twenty-Four, below.

                                  SECTION FIVE
                                 USES PROHIBITED

         Lessee shall not use, or permit the Premises, or any part thereof, to be used, for any purpose or purposes other than the purpose or purposes set forth in Section One, above; and no use shall be made or permitted to be made of the Premises, nor acts done, which will cause a cancellation of any insurance policy covering the buildings located thereon or any part thereof, nor shall lessee sell, or permit to be kept, used, or sold, in or about the Premises, any article which may be prohibited by the standard form of fire insurance policies, nor shall lessee use or permit the use of the Premises or any part thereof for a purpose which would violate any covenant or prohibition respecting radius, location, use or exclusive in any other lease, financing agreement or other agreement relating to or binding on the Premises. Lessee shall, at its expense, comply with all requirements, pertaining to the Premises, of any insurance organization or company, necessary for the maintenance of insurance, as herein provided, covering any building and appurtenances at any time located on the Premises.

                                   SECTION SIX
                          WASTE AND NUISANCE PROHIBITED

         Lessee shall not commit, or suffer to be committed, any waste on the Premises or any nuisance.



                                   10(d)(2)-5

                                  SECTION SEVEN
                                   ABANDONMENT

         Lessee shall not vacate or abandon the Premises at any time during the term of this lease; and if lessee shall abandon, vacate, or surrender the Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to lessee and left on the Premises shall be deemed to be abandoned, at the option of lessor, except such property to which lessor may have a lien.
                                  SECTION EIGHT
                                 ENTRY BY LESSOR

         Lessee shall permit lessor and the agents of lessor to enter into and on the Premises at all reasonable times for the purpose of inspecting the same, or for the purpose of posting notices of nonresponsibility for alterations, additions, or repairs, without any rebate of rent and without any liability to lessee for any loss of occupation or quiet enjoyment of the Premises thereby occasioned; and lessee shall permit lessor and its agents, at any time to show the Premises for sale and to post "For Sale" signs, and within six (6) months prior to the expiration of this lease, to place on the Premises any usual or ordinary "To Let" or "To Lease" signs and exhibit the Premises to prospective tenants at reasonable hours.

                                  SECTION NINE
                                     NOTICES

         All notices, demands, or writings in this lease provided to be given or made or sent that may be given or made or sent by either party hereto to the other, shall be deemed to have been fully given or made (a) on the date of delivery when delivered by hand or when transmitted by confirmed telecopy actually received by the receiving equipment, (b) on the day when sent by



                                   10(d)(2)-6
receipted overnight courier or delivery service, or (c) three (3) business days after deposit in the United States mail, certified and postage prepaid, and addressed as follows:

         To lessor:        Briohn Ventures, LLC
                           W233 N2800 Roundy Circle West
                           Pewaukee, WI  53072
                           Attn:  Brian Byrne
                           Fax:  (262) 524-2206

         To lessee:        Merchants and Manufacturers Bancorporation
                           14100 W. National Avenue
                           New Berlin, WI 53151
                           Attn:  John Krawczyk
                           Fax:  262-827-5614

         The address to which any notice, demand, or writing may be given or made or sent to any party as above provided may be changed by written notice given by such party as above provided.

                                   SECTION TEN
                              TAXES AND ASSESSMENTS

         (a) Taxes as additional rental. As additional rental hereunder, lessee shall pay and discharge as they become due, promptly and before delinquency, all taxes, assessments, rates, charges, license fees, municipal liens, levies, excises, or imposts, whether general or special, or ordinary or extraordinary, of every name, nature, and kind whatsoever, including all governmental charges of whatsoever name, nature, or kind, which may be levied, assessed, charged, or imposed, or which may become a lien or charge on the Premises, or any part thereof, or on lessee's estate hereby created which may be a subject of taxation, or on lessor by reason of its ownership of the fee underlying this lease, during the entire term hereof ("Taxes"), saving and excepting only those taxes hereinafter in this section specifically excepted.

         (b) Assessments affecting improvements. Specifically and without in any way limiting the generality of the foregoing, lessee shall pay all special assessments or levies or




                                   10(d)(2)-7
charges made by any municipal or political subdivision for improvements, and shall pay the same in cash as they shall fall due and before they shall become delinquent and as required by the act and proceedings under which any such assessments or levies or charges are made by any municipal or political subdivision. If the right is given to pay either in one sum or in installments, lessee may elect either mode of payment and its election shall be binding on lessor. If by making any such election to pay in installments, any of such installments shall be payable after the termination of this lease or any extended term hereof, such installments due after the termination of this lease shall be the sole responsibility of lessee and shall be paid by lessee prior to the termination of this lease. All other Taxes payable under this Section shall be prorated at the commencement, and expiration of the term hereof.

         (c) Escrow of Taxes. Notwithstanding the foregoing, (i) upon the occurrence of any default by lessee under this lease, including but not limited to the failure to pay when due any Taxes, or (ii) at any time if required by lessor's mortgagee, lessee shall thereafter pay all Taxes accruing during the term of this lease to lessor or its mortgagee in monthly installments on or before the first day of each calendar month, in advance, in an amount estimated by lessor or lessor's mortgagee, as the case may be. Upon receipt of all statements for Taxes due for a calendar year, lessor shall submit to lessee a written statement of the actual amount of the Taxes for such year and the amount, if any, theretofore paid by lessee. If the total amount paid by lessee under this Subsection for any year shall be more or less than the actual amount due from lessee for such year, as shown in such statement, either lessee shall pay to lessor the shortfall within ten (10) days after receipt of the statement or such excess shall be credited against the next installment of taxes due from lessee to lessor hereunder, as the case may be. All amounts due hereunder shall be payable to lessor at the place where Base Rent is payable. A copy of a Tax


                                   10(d)(2)-8
bill submitted by lessor to lessee shall at all times be sufficient evidence of the amount of Taxes levied, assessed or imposed against the Premises to which such bill relates. Lessor's and lessee's obligations under this Subsection shall survive the expiration of the term or any extended term. In the event of any default by lessee under this lease, any such deposits may be used by lessor to cure the default, but lessor shall be under no obligation to do so and lessee shall have no authority to direct lessor to apply such deposits against any obligation of lessee hereunder.

         (d) Taxes excepted. Anything in this section to the contrary notwithstanding, lessee shall not be required to pay any estate, gift, inheritance, succession, franchise, income, or excess profits taxes which may be payable by lessor or lessor's legal representative, successors, or assigns, nor shall lessee be required to pay any tax that might become due on account of ownership of property other than that herein leased which may become a lien on the property herein leased or collectible out of the same.

         (e) Contesting Taxes.

         Lessee or lessor may contest in good faith by appropriate proceedings any Taxes; provided, however, that lessee must do so at its own expense and must not then be in default under any term or condition of this lease. Nothing contained herein, however, shall release lessee of the obligation to pay and discharge contested Taxes as finally adjudicated, with interest and penalties, and all other charges directed to be paid in or by any such adjudication. Any such contest or legal proceeding shall be begun by lessee or lessor as soon as reasonably possible after the imposition of any contested Taxes and shall be prosecuted to final adjudication with all reasonable promptness and dispatch; provided, however, that lessee or lessor may in its discretion consolidate any proceeding to obtain a reduction in the assessed valuation of the Premises for tax purposes relating to any tax year with any similar proceeding or proceedings



                                   10(d)(2)-9
relating to one or more other tax years. Notwithstanding anything contained herein to the contrary, lessee shall pay all such contested items before the time when the Premises or any part thereof might be forfeited as a result of nonpayment.

         If lessee contests any Taxes, lessor shall join in the proceedings. Lessor hereby agrees that the proceedings may be brought in its name, if the provisions of any law, rule or regulation at the time in effect shall so require. Lessee shall indemnify and save lessor harmless from any liabilities, losses, or expenses (including reasonable attorneys fees) in connection with any such proceedings in which lessor shall join or permit to be brought in its name. So long as lessee is not in default under any term or condition of this lease,
(i) lessee shall be entitled to any refund of any Taxes, and all penalties or interest thereon received by lessor which shall have been paid by lessee, or which shall have previously been paid by lessor but previously reimbursed in full by lessee and (ii) lessor and lessee shall not, without the other's prior written approval (which shall not be unreasonably withheld), agree to any settlement, compromise or other disposition of any such proceedings or discontinue or withdraw from any such proceedings or accept any refund of any Taxes as a result of any such proceedings.

         (f) Receipts. Within fifteen (15) days of the date lessee pays any Taxes, lessee shall obtain and deliver to lessor, receipts or duplicate receipts or photostatic copies thereof for all such Taxes.

                                 SECTION ELEVEN
                             PERSONAL PROPERTY TAXES

         Lessee shall pay before delinquency all personal property taxes assessed against personal property and trade fixtures of lessee in or about the Premises at any time during the term hereof;




                                  10(d)(2)-10
and shall impose on all sublessees the obligation to timely pay all personal property taxes assessed against each sublessee.

                                 SECTION TWELVE
                     REPAIRS AND DESTRUCTION OF IMPROVEMENTS

         (a) Maintenance of improvements. Throughout the term of this lease, lessee shall keep the Premises in good condition and repair and be responsible for all maintenance, repairs and replacements to the Premises, structural and nonstructural, ordinary or extraordinary, foreseen or unforeseen, including, but not limited to, all structural repairs and replacements to the foundation, exterior and/or load bearing walls, roof, gutters and mechanical systems of the Premises, and all landscaping, sidewalks and parking areas contained in or about the Premises. Lessee shall make all such repairs and replacements as may be necessary to maintain the Premises in good condition and, at a minimum, in a condition consistent with high quality buildings located in the City of Brookfield, and shall not defer any repair or replacement in anticipation of the end of the term. Lessee shall keep the Premises in a clean, safe, sanitary and tenantable condition in a manner compatible with its intended use, shall not permit any garbage, waste, refuse or dirt of any kind to accumulate in or about the Premises, shall keep all drives, parking areas, entrances and pedestrian walkways reasonably free from snow and ice and shall make any repairs, replacements or improvements which may be required by any laws, rules, regulations, ordinances or orders of any federal, state, local or other governmental authority having jurisdiction over the Premises. Lessor shall not be obligated to make any repairs, replacements, or improvements of any kind, nature, or description whatsoever to the Premises or any buildings or improvements thereon.




                                  10(d)(2)-11

         (b) Maintenance of parking areas; painting; roofing. Lessee shall, at lessee's expense, maintain in good condition and repair and replace whenever necessary, all parking areas, sidewalks, curbs, roads, driveways, lighting standards, landscaping, sewers, water, gas and electrical distribution systems and facilities, drainage facilities and all signs, both illuminated and non-illuminated that are now or hereafter on the Premises. Lessee shall maintain the lines designating the parking spaces in good condition and paint the same as often as may be necessary so that they are easily discernible at all times. Lessee, at its expense, shall paint the exterior painted surfaces of all buildings on the Premises during the term of this lease or any extension hereof, in a first-class, workmanlike manner with at least one coat of paint. Lessee shall install as necessary or appropriate new roof covering on or recoat the roofs of all buildings in the Premises in a first-class, workmanlike manner throughout the term of this lease; and lessee shall take all reasonable precautions to insure that the drainage facilities of the various roofs are not clogged and are in good and operable condition at all times. All this work is to be performed to the approval of lessor.

         (c) Maintaining appearance of Premises. Lessee, at its expense, shall maintain the exterior of the buildings, the parking area, landscaping and all other portions of the Premises visible from the surrounding streets in a condition consistent with the general area where the property is located, and at all times shall maintain sightly screens or barricades around any garbage or storage areas. Fencing and landscaping with proper gardening service and as presently constituted shall be maintained at all times along the street frontages of the Premises, except where necessary driveways are maintained, to insure an attractive appearance.

         (d) Damage to and destruction of improvements. The damage, destruction, or partial destruction of any Improvements or other improvement which is a part of the Premises shall not




                                  10(d)(2)-12
release lessee from any obligation hereunder, except as expressly provided in
Section 12(e), below, and in case of damage to or destruction of any such Improvements or other improvement, lessee, at its own expense, shall promptly repair and restore the same to a condition as good or better than that which existed prior to such damage or destruction, and shall be required to restore any improvements to the Premises made by lessee or any of lessee's personal property or trade fixtures. Lessor shall make the insurance proceeds available to lessee for such restoration if and as they are made available to lessor by lessor's mortgagee, and under such conditions to disbursement as may be required by lessor or such mortgagee. Should lessor or its mortgagee reasonably determine that the insurance proceeds are likely to be insufficient for such restoration, lessee shall provide all necessary additional proceeds for restoration as reasonably determined by lessor or its mortgagee from time to time. The amounts provided by lessee shall be held by lessor for the payment for the restoration of the Premises, and shall be expended before insurance proceeds are expended. Any excess deposited by lessee not required for the restoration shall be returned to lessee when the restoration is complete, provided lessee is not then in default under this lease. Excess insurance proceeds, if any, shall be the property of lessor.

         (e) Damage or destruction in event of termination. If the damage is greater than thirty-three percent (33%) of the usable square footage of the Improvements located on the Premises and (i) lessor reasonably estimates that restoration cannot be completed within one hundred eighty (180) days or (ii) damage occurs during the last two (2) years of the term of this lease (unless lessee exercises its option to extend the term, in which case if damage occurs in the last 2 years of the extended term), or (iii) if lessor's mortgagee does not make the insurance proceeds available for restoration, this lease may be terminated upon thirty (30) days prior written notice thereof given by either lessee or lessor to the other within thirty (30) days after the



                                  10(d)(2)-13
date of casualty, or thirty (30) days after lessor's mortgagee determines that it will not make insurance proceeds available for restoration. If this lease is terminated pursuant to this Subsection, there shall be no obligation on the part of lessee to repair or restore the building or improvements nor any right on the part of lessee to receive any proceeds collected under any insurance policies covering such Improvements or other improvement or any part thereof. On such termination, rent, Taxes, and any other sums payable by lessee to lessor hereunder shall be prorated as of the termination date, and in the event any rent, taxes, or assessments shall have been paid in advance, lessor shall rebate the same for the unexpired period for which payment shall have been made.

                                SECTION THIRTEEN
                                    UTILITIES

         Lessee shall fully and promptly pay for all water, gas, heat, light, power, telephone service, and other public utilities of every kind furnished to the Premises throughout the term hereof, and all other expenses of every kind whatsoever of or in connection with the use, operation, and maintenance of the Premises and all activities conducted thereon, and lessor shall have no responsibility of any kind for any thereof. All amounts due under this Section Thirteen shall be deemed to be additional rent due under this lease.

                                SECTION FOURTEEN
                                      LIENS

         (a) Lessee's duty to keep Premises free of liens. Lessee shall keep the Premises and every part thereof free and clear of any and all mechanics', materialmen's and other liens for or rising out of or in connection with work or labor done, services performed, or materials or appliances used or furnished for or in connection with any operations of lessee, any alteration,




                                  10(d)(2)-14
improvement, repairs, or additions which lessee may make or permit or cause to be made, or any work or construction by, for, or permitted by lessee on or about the Premises, or any obligations of any kind incurred by lessee. Lessee shall at all times promptly and fully pay and discharge all claims on which any such lien may or could be based, and shall indemnify lessor and all of the Premises and all Improvements and other improvements thereon against all such liens and claims of liens and suits or other proceedings pertaining thereto. Lessee shall give lessor written notice not less than sixty (60) days in advance of the commencement of any construction, or alteration, addition, improvement, or repair costing in excess of One Thousand Dollars ($1,000.00) in order that lessor may post appropriate notices of lessor's nonresponsibility, if appropriate.

         (b) Contesting liens. If lessee desires to contest any such lien, it shall notify lessor of its intention to do so within ten (10) days after the filing of such lien. In such case, and provided that lessee shall protect lessor by a good and sufficient surety bond against any such lien and any costs, liability, or damage arising out of such contest, lessee shall not be in default hereunder until thirty (30) days after the final determination of the validity thereof, within which time lessee shall satisfy and discharge such lien to the extent held valid; but the satisfaction and discharge of any such lien shall not, in any case, be delayed until execution is had on any judgment rendered thereon, and such delay shall be a default of lessee hereunder. In the event of any such contest, lessee shall protect and indemnify lessor against all loss, expense, and damage resulting therefrom.

                                 SECTION FIFTEEN
                            INDEMNIFICATION OF LESSOR

         Lessor shall not at any time or to any extent whatsoever be liable, responsible, or in any way accountable for any injury to or death of persons or loss, destruction or damage to property,




                                  10(d)(2)-15
including property and employees of lessee, occurring in, on, or about the Premises or wherever occurring, resulting from any use of or activities on the Premises, whether such injury, death, loss, destruction, or damage shall be caused by or in any way result from or arise out of any act, omission, or negligence of lessee or of any occupant, subtenant, visitor, or user of any portion of the Premises, or shall result from or be caused by any other matter or thing, whether of the same kind as or of a different kind than the matters or things above set forth, and lessee shall forever indemnify lessor against any and all claims, liability, loss, damage, actions, or causes of action whatsoever on account of any such injury, claim, demand, death, loss, destruction, or damage, and any related expense, including attorney's fees.

                                SECTION SIXTEEN
                                ATTORNEYS' FEES

         If any action at law or in equity shall be brought to recover any Base Rent or additional rent under this lease, or for or on account of any breach of, or to enforce or interpret any of the provisions of this lease, or for the recovery of the possession of the Premises, the prevailing party shall be entitled to recover from the other party, as part of the prevailing party's costs, reasonable attorneys' fees, the amount of which shall be fixed by the court and shall be made a part of any judgment or decree rendered.

                                SECTION SEVENTEEN
                              SURRENDER OF PREMISES

         Lessee shall pay the rent and all other sums required to be paid hereunder in the amounts, at the times, and in the manner herein provided, and shall keep and perform all the terms and conditions hereof on its part to be kept and performed and, at the expiration or sooner termination of this lease, shall peaceably and quietly quit and surrender to lessor the Premises in




                                  10(d)(2)-16
good order and condition subject to the other provisions of this lease. In the event of the nonperformance by lessee of any of the covenants of lessee undertaken herein, this lease may be terminated as herein provided.

                                SECTION EIGHTEEN
                               REMEDIES CUMULATIVE

         All remedies hereinbefore and hereafter conferred on lessor shall be deemed cumulative and no one exclusive of the other or any other remedy conferred by law.
                                SECTION NINETEEN
                                    INSURANCE

         (a) Insurance coverage of Premises. Lessee shall, at all times during the term of this lease and at its expense, keep all improvements which are now or hereafter a part of the Premises insured against loss or damage by fire and extended coverage hazards and such other risks as are included in an "all-risk" or "special" policy form for One Hundred per cent (100%) of the full replacement value of such improvements under a Stipulated Amount Endorsement naming lessor and the ground lessor under the Ground Lease (as defined in Section Thirty-Six thereof) as the insureds, as their interest may appear, and with a mortgagee clause in favor of a Leasehold Mortgage, as defined in the Ground Lease.

         (b) Insurance coverage of fixtures. At all times during the term of this lease, lessee shall, at its expense, keep all trade fixtures, equipment and all merchandise and other personal property of lessee or a sublessee of lessee that may be in the Premises from time to time, insured against loss or damage by fire and the extended coverage hazards for an amount, that, in lessee's reasonable judgment, will insure the ability of lessee, and its sublessees to replace such items.



                                  10(d)(2)-17

         (c) Commercial liability insurance. Lessee shall, at its expense, maintain, in effect throughout the term of this lease, general commercial liability insurance, with a contractual liability endorsement, covering the Premises and its appurtenances and sidewalks fronting thereon, including the sidewalk area used for pedestrians or vehicular travel entering or leaving the Premises, with a combined single limit not less than Five Million Dollars ($5,000,000.00) per occurrence or such higher amounts as lessor deems commercially reasonable from time to time. Such insurance shall specifically insure lessee against all liability assumed by it hereunder, as well as liability imposed by law, and shall name both lessor, and the ground lessor (under the Ground Lease) as additional insureds, but shall be so endorsed as to create the same liability on the part of the insurer as though separate policies had been written for lessor, lessee and the ground lessor.

         (d) Lessor's right to pay premiums on behalf of lessee. All of the policies of insurance referred to in this Section shall be effected under valid and enforceable policies issued by insurers of recognized responsibility with a minimum Alfred M. Best Company, Inc. (or any successor rating organization) general policyholder's Rating of A-X, shall contain a deductible of no more than $10,000.00 per occurrence and shall be primary and noncontributing. Lessee shall, prior to the Commencement Date, pay all of the premiums therefor and deliver to lessor such policies, or certified copies thereof, including all endorsements and amendments thereof, confirming the required insurance coverage and naming lessor's mortgagee, if any, as additional insureds and loss payees as their respective interests may appear, and in the event of the failure of lessee either to effect such insurance in the names herein called for within ten (10) days after the Commencement Date and thereafter at least thirty (30) days prior to the expiration of any policy, or to pay the premiums therefor when required, or to deliver such policies or certificates thereof




                                  10(d)(2)-18
to lessor at least fifteen (15) days before they become effective, lessor shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefor, which premiums shall be repayable to lessor with the next installment of rent (as additional rent), and failure to repay the same shall carry with it the same consequences as failure to pay any installment of rent. Each insurer mentioned herein shall agree, by endorsement on the policy or policies issued by it, or by independent instrument furnished to lessor, that it will give lessor thirty (30) days' written notice by registered mail before the policy or policies in question shall be altered or cancelled. Lessor shall not unreasonably withhold its approval as to the form of the policies of insurance or insurance companies. The insurance provided for in subsection (b) of this section shall not be subject to the provisions of this subsection (d).

         (e) Definition of full replacement value. The term "full replacement value" of the improvements as used herein shall mean the actual replacement cost thereof from time to time less exclusions provided in an "all-risk" or "special" policy. In the event either party believes that the full replacement value (that is to say, the then replacement cost less exclusions) has increased or decreased, it shall have the right, but (except as provided below), only at intervals of not less than one (1) year, to have such full replacement value redetermined by the fire insurance company which is then carrying the casualty insurance on the Premises (hereinafter referred to as "impartial appraiser"). The party desiring to have such full replacement value so redetermined by such impartial appraiser shall forthwith on the submission of such determination to such impartial appraiser give written notice thereof to the other party hereto. The determination of such impartial appraiser shall be final and binding on the parties hereto, and lessee shall forthwith increase (or decrease) the amount of the insurance carried pursuant to this section as the case may be to the amount so determined by the impartial appraiser. Such determination




                                  10(d)(2)-19
shall be binding for a period of one (1) year, and until superseded by agreement between the parties hereto or by a subsequent redetermination by an impartial appraiser. The party requesting the redetermination shall pay the entire fee, if any, of the impartial appraiser. If during any one (1) year lessee shall have made improvements to the Premises, lessor may have such full replacement value redetermined at any time after such improvements are made, regardless of when the full replacement value was last determined.

         (f) Blanket insurance policies. Notwithstanding anything to the contrary contained within this section, lessee's obligation to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by lessee; provided, however, that the coverage afforded lessor will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all of the requirements of this lease by reason of the use of such blanket policy of insurance, and provided further that the requirements of subsection (d) of this section are otherwise satisfied.

         (g) Cost of insurance deemed additional rental. The cost of insurance required to be carried by lessee in this Section shall be deemed to be additional rental hereunder.

                                 SECTION TWENTY
                            INSOLVENCY AND BANKRUPTCY

         Either (a) the filing by lessee of a voluntary petition in bankruptcy or the making of an assignment of the benefit of creditors, or (b) the consenting by lessee to the appointment of a receiver or trustee of all or any part of its property, or (c) the filing by lessee of a petition or answer seeking reorganization under the Bankruptcy Code or any other applicable law, or
(d) the filing by lessee of a petition to take advantage of any insolvency act shall constitute a breach of




                                  10(d)(2)-20
this lease by lessee. On the occurrence of any such event, this lease shall terminate thirty (30) days after written notice of termination from lessor to lessee.

                               SECTION TWENTY-ONE
                                NOTICE OF DEFAULT

         Except as to the provisions of Section Three and Section Twenty hereof, lessee shall not be deemed to be in default hereunder with respect to the payment of any moneys as herein required or in the furnishing of any bond or insurance policy when required herein unless lessor shall first give to lessee thirty (30) days' written notice of such default and lessee has failed to cure such default within such thirty (30) day period, provided if any required insurance would lapse during such grace period, lessor may obtain such insurance prior to the expiration of such grace period at lessee's expense.

                               SECTION TWENTY-TWO
                                     DEFAULT

         In the event of any default hereunder by lessee, lessor, in addition to any other rights or remedies it may have, shall have the right to commence any legal proceedings and to either terminate this lease or, it may from time to time, without terminating this lease, relet the Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this lease) and at such rental or rentals and on such other terms and conditions as lessor in its sole discretion may deem advisable with a right to make alterations and repairs to the Premises; on each such reletting (a) lessee shall be immediately liable to pay to lessor, in addition to any Base Rent and additional rent due hereunder, the expenses incurred in connection with such reletting, including attorneys' fees and costs, and for such alterations and repairs incurred by lessor, and the amount, if any, by which the rent specified in this lease for the period of such




                                  10(d)(2)-21
reletting (up to but not beyond the term of this lease) exceeds the amount agreed to be paid as rent for the Premises for such period on such reletting; or
(b) at the option of lessor, rents received by lessor from such reletting shall be applied, first, to the payment of any expenses incurred in connection with such reletting and of such alteration and repairs; second, to the payment of Base Rent and additional rent due and unpaid hereunder and the residue, if any, shall be held by lessor and applied in payment of future rent as the same may become due and payable hereunder. If lessee has been credited with any Base Rent to be received by such reletting under (a) hereof, and such rent shall not be promptly paid to lessor by the new tenant, or if such rentals received from such reletting under (b) hereof during any month are less than that to be paid during that month by lessee hereunder, lessee shall pay any such deficiency to lessor. Such deficiency shall be calculated and paid monthly. No re-entry or taking possession of the Premises by lessor shall be construed as an election on the part of lessor to terminate this lease unless a written notice of such intention is given to lessee or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, lessor may at any time thereafter elect to terminate this lease for such previous breach. Should lessor at any time terminate this lease for any breach, in addition to any other remedy lessor may have, lessor may recover from lessee all damages lessor may incur by reason of such breach, including the cost of recovering the Premises, and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to the rent reserved in this lease for the remainder of the stated term over the then reasonable rental value of the Premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from lessee to lessor.



                                  10(d)(2)-22

                              SECTION TWENTY-THREE
                            LESSOR'S RIGHT TO PERFORM

         In the event that lessee by failing or neglecting to do or perform any act or thing herein provided by it to be done or performed shall be in default hereunder and such failure shall continue for a period as heretofore described in Section Twenty-One (except in an emergency, in which case lessor may act without waiting for the period in Section Twenty-One to expire), then lessor may, but shall not be required to, do or perform or cause to be done or performed such act or thing (entering on the Premises for such purposes, if lessor shall so elect) and lessor shall not be or be held liable or in any way responsible for any loss, inconvenience, annoyance, or damage resulting to lessee on account thereof, and lessee shall repay to lessor on demand the entire expense thereof, including compensation to the agents and employees of lessor. Any act or thing done by lessor pursuant to the provisions hereof shall not be or be construed as a waiver of any such default by lessee or waiver of any covenant, term, or condition herein contained or for the performance thereof or of any other right or remedy of lessor hereunder or otherwise. All amounts payable by lessee to lessor under any of the provisions of this lease, if not paid when the same become due as provided in this lease, shall bear interest from the date the same become due until paid at the interest rate set forth in Section Forty hereof.

                               SECTION TWENTY-FOUR
                              ALTERATIONS BY LESSEE

         Subject to the provisions of Section Fourteen hereof, lessee is granted permission to make nonstructural alterations or improvements to the interior of the building(s) located on the Premises without lessor's approval, provided the cost of the same shall not exceed Fifteen Thousand Dollars ($15,000.00) [which total after the initial term of this lease may be increased




                                  10(d)(2)-23
at one year intervals to reflect inflation]. Prior to making any nonstructural alterations or improvements to the interior of the building(s) located on the Premises that cost in excess of Fifteen Thousand Dollars ($15,000.00) [which total after the initial term of this lease may be increased at one year intervals to reflect inflation] or any structural alterations or improvements of the interior of the building(s) located on the Premises or any alterations or improvements of the exterior of the building(s) located on the Premises, or prior to constructing any new improvements on the exterior of the building(s) located on the Premises, or prior to constructing any new improvements on the Premises, lessee shall submit to, and obtain, lessor's written approval of plans and specifications therefor, which approval shall not be unreasonably withheld by lessor in the case of nonstructural alterations or improvements costing in excess of Fifteen Thousand Dollars ($15,000.00). Any work done in or to the Premises by lessee, with or without the approval of lessor, shall comply with the requirements of any federal, state, or municipal authorities having jurisdiction. Any permitted alterations or improvements shall be performed by lessee for its own account and not as an agent for lessor, and lessee shall provide lessor adequate assurance that all costs thereof shall be paid as and when due.

                               SECTION TWENTY-FIVE
                             ASSIGNMENT AND SUBLEASE

         Lessee shall not assign this lease and shall not sublease the Premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person (the agents and employees of lessee excepted) to occupy or use the Premises, without the prior written consent of lessor, which consent shall not be unreasonably withheld by lessor; provided, however, that at no time during the term shall more than fifty percent (50%) of the Premises be subleased other than to subsidiaries of lessee, and further provided, that by way of example and without limitation, the




                                  10(d)(2)-24
parties agree it shall be reasonable for lessor to withhold its consent to an assignment of lessee's interest in this lease, and to a sublease with respect to the matters in subsections (i) and (iv), below, if any of the following situations exist or may exist:

         (i) The use of the Premises by the assignee or sublessee (a "Transferee") would be different from the Permitted Use set forth in Section One of this lease; or

         (ii) In lessor's reasonable business judgment, the Transferee lacks sufficient business reputation or experience to operate a successful business of the type and quality permitted under this lease; or

         (iii) The present net worth of the Transferee is less than the greater of lessee's net worth at the Commencement Date or lessee's net worth at the date of lessee's request for consent; or

         (iv) The transaction would breach any covenant or prohibition respecting radius, location, use or exclusive in any other lease, financing agreement, or other agreement relating to or binding on the Premises; or

         (v) The rent to be paid by the Transferee is greater than the rent due lessor hereunder and lessee fails or refuses to pay to lessor fifty percent (50%) of such excess amount.

         Further, lessee agrees to submit information to lessor in order to permit lessor to determine whether any of the foregoing situations exist or may exist at least fifteen (15) days prior to the proposed transfer. Lessee shall not have the right or power to request or enter into an assignment or sublease if lessee shall be in default under any provision of this lease and lessor may condition any approval of any transaction upon the curing of any default under this lease prior to the date such assignment or sublease becomes effective.




                                  10(d)(2)-25

         A consent to one assignment, subletting, occupation, or use by any other person, shall not be deemed to be a consent to any subsequent assignment, subletting, occupation, or use by another person. Any such assignment or subleasing without such consent shall be void and shall, at the option of lessor, terminate this lease.

         This lease, or any interest therein, shall not be assignable, as to the interest of lessee, by operation of law, without the written consent of lessor.

         In the event of a subletting or assignment, lessee shall remain primarily liable to lessor for the performance of all the obligations of lessee and lessee shall in no way be released from any of its obligations hereunder.

                               SECTION TWENTY-SIX
                           EXERCISE OF EMINENT DOMAIN

(a) Condemnation of all or substantially all of the Premises. If all or substantially all of the Premises shall be taken under the power of eminent domain by any public or quasi-public authority, or conveyed by lessor to said authority in lieu of such taking, this lease shall terminate as of the date possession of the Premises is required by such authority. Lessor shall be entitled to all of the proceeds of the condemnation award (provided, however, that lessee shall have the right pursue such claim or claims as lessee may have for relocation expenses and such other items which do not reduce the award or proceeds of sale payable to lessor).

(b) Partial condemnation. If less than substantially all of the Premises is taken under the power of eminent domain by any public or quasi-public authority, or conveyed by lessor to said authority in lieu of such taking, lessor with reasonable promptness after receiving the proceeds of condemnation shall make the repairs to and alterations of the improvements necessary to create an architectural unit. Lessor shall be entitled to all the proceeds of the condemnation award




                                  10(d)(2)-26

(provided, however, that lessee shall have the right pursue such claim or claims as lessee may have for relocation expenses and such other items which do not reduce the award or proceeds of sale payable to lessee). In any event, lessor shall not be required to expend more than the condemnation proceeds in effectuating such repairs or alterations and shall only be required to expend such amounts as lessor's mortgagee makes available for such repairs or alterations. If the condemnation reduces the size of the building located on the Premises by ten percent (10%) or more, lessee shall pay a proportionately reduced rent.

(c) Notice of service of process. Each party shall give the other immediate notice of the service on them or either of them of any legal process in connection with any such condemnation proceedings. Each party shall execute and deliver to the other all instruments that may be required to effectuate the provisions hereof.

                              SECTION TWENTY-SEVEN
                    SALE OR CONVEYANCE OF PREMISES BY LESSOR

         In the event of any sale or conveyance by lessor of the Premises the same shall be made subject to this lease and shall operate to release lessor from any further liability under any of the terms, covenants, and conditions contained in this lease, whether express or implied, and in such event, lessee shall look solely to the responsibility of the successor in interest in and to this lease.

                              SECTION TWENTY-EIGHT
                               SURRENDER OF LEASE

         The voluntary or other surrender of this lease by lessee or a mutual cancellation thereof shall not work a merger.



                                  10(d)(2)-27

                               SECTION TWENTY-NINE
                              TRANSFER OF SECURITY

         If any security is given by lessee to secure the faithful performance of any of the covenants of this lease on the part of lessee, lessor may transfer or deliver the security, as such, to the purchaser of the reversion, in the event that the reversion is sold, and thereupon lessor shall be discharged from any further liability in reference thereto.

                                 SECTION THIRTY
                                     WAIVER

         The waiver by lessor of, or the failure of lessor to take action with respect to any breach of any term, covenant, or condition herein contained shall not be deemed to be a waiver of another term, covenant, or condition, or any subsequent breach of the same or any other term, covenant, or condition herein contained. The subsequent acceptance of rent hereunder by lessor shall not be deemed to be a waiver of any preceding breach by lessee of any term, covenant, or condition of this lease, other than the failure of lessee to pay the particular rentals so accepted, regardless of lessor's knowledge of such preceding breach at the time of acceptance of such rent.

                               SECTION THIRTY-ONE
                                 ADDITIONAL RENT

         All amounts payable by lessee under this lease other than Base Rent shall be deemed to be additional rent.

                               SECTION THIRTY-TWO
                                  HOLDING OVER

         Any holding over after the expiration of the term of this lease, with the consent of lessor, shall be construed to be a tenancy from month to month, at the monthly rental required to be paid




                                  10(d)(2)-28
by lessee for the period immediately prior to the expiration of the term hereof, and shall otherwise be on the terms and conditions herein specified, so far as applicable, and in the event lessee shall hold over without the consent of lessor, lessor may elect to have such holdover construed to be a tenancy from month to month, at two (2) times the monthly rental and additional rent required to be paid by lessee for the rental period immediately preceding such hold over.

                              SECTION THIRTY-THREE
                                  PARTIES BOUND

         The covenants and conditions herein contained shall, subject to the provisions as to assignment, transfer, and subletting, apply to and bind the heirs, successors, executors, administrators, and assigns of the parties hereto.

                               SECTION THIRTY-FOUR
                   DISPOSITION OF IMPROVEMENTS; TRADE FIXTURES

         Any alterations, improvements, or installations made by lessee to the Premises pursuant to Section Twenty-Four hereof shall at once become a part of the realty and belong to lessor, unless lessor requires lessee, at lessee's expense, to remove any such alterations, improvements, or installations and repair the damage caused by such removal. On the expiration of this lease or any sooner termination hereof, lessee shall surrender the Premises and all improvements thereon to lessor in good, sanitary and neat order, condition and repair.

         Lessee shall have the right to remove its trade fixtures from the Premises at the expiration or other termination of this lease term provided lessee is not then in default hereunder and provided that lessee shall repair any damage to the Premises caused by such removal.



                                  10(d)(2)-29

                               SECTION THIRTY-FIVE
                  PRIOR RIGHT IN THE EVENT OF CONTEMPLATED SALE
                            (RIGHT OF FIRST REFUSAL)

         In the event lessor shall receive a bona fide Offer to Purchase the Premises ("Offer to Purchase") during the term of this agreement, or any extension thereof, and the Offer to Purchase shall be satisfactory to lessor, lessor shall give lessee the privilege of purchasing the Premises at the price and on the terms of the Offer to Purchase. This privilege shall be given by notice to lessee in accordance with Section Nine hereof, requiring lessee to accept the Offer to Purchase in writing and to sign a contract to purchase the Premises containing the same terms and conditions as the Offer to Purchase within a period of ten (10) days after the mailing of the notice.

         The failure of lessee to accept the Offer to Purchase and sign the contract within such period shall nullify and void the privilege of lessee to purchase the Premises and lessor shall be at liberty to sell the Premises to any other person, firm, or corporation.

         The rights granted lessee pursuant hereto are personal to the named lessee and are non-assignable except that lessee shall have the right to assign this option to any corporation to be formed and owned by lessee, provided the lease is assigned to such corporation at the same time.

         At the closing of the subject transaction, and when the purchase price has been paid to lessor, as herein provided, the Premises shall be conveyed to lessee (or its assignee as hereinabove specified), free and clear of all liens and encumbrances and exceptions, except as set forth in the Offer to Purchase as acceptable to lessor; that is, except municipal zoning ordinances; recorded easements for public utilities serving the property; recorded building and use restrictions and covenants; general real estate taxes levied in the year of closing, unless taxes and




                                  10(d)(2)-30
any other items are obligations of lessee under the terms of this lease, in which event they shall be lessee's responsibility, and subject to any extant lease or leases.

         Notwithstanding anything above to the contrary, lessor may at any time transfer the Premises to Nicholas Logarakis or an entity in which Nicholas Logarakis holds an interest without triggering the rights of lessee under this Section Thirty-Five. In addition, if Nicholas Logarakis or an entity in which Nicholas Logarakis holds an interest becomes the owner of the Premises, then such owner may make unlimited "estate planning transfers" without triggering the rights of lessee under this Section Thirty-Five. An "estate planning transfer" means any transfer to a spouse of any of the owner or owners, issue of any of the owner or owners, spouse of an issue of any of the owner or owners, or an entity controlled by or for the benefit of any of the preceding. Further, this Section Thirty-Five shall not apply to any mortgage lender who acquires the lessor's interest in the Premises after foreclosure or by deed in lieu of foreclosure or the purchaser at foreclosure sale or any of their assigns.

                               SECTION THIRTY-SIX
                                  SUBORDINATION

         This lease shall be subordinate to any mortgages or trust deeds that may hereafter be placed on the Premises and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements, and extensions thereof, provided the mortgagee or trustee named in such mortgages or trust deeds shall agree to recognize the lease of lessee in the event of foreclosure if lessee is not in default. In the event any mortgagee or trustee shall elect to have this lease prior to the lien of its mortgage or trust deed on such mortgagee or trustee giving notice in writing to lessee to that effect, this lease shall be deemed prior to the lien of such mortgage or trust deed, whether this lease is dated prior or subsequent to the date of such




                                  10(d)(2)-31
mortgage or trust deed or the date of recording thereof. Lessee shall execute and deliver whatever instruments may be required for such purpose, and failing to do so within twenty (20) days after demand in writing does hereby make, constitute, and irrevocably appoint lessor as its attorney-in-fact and in its name, place and stead so to do. Lessor's interest in the Premises is as a lessee under an approximately 98 year ground lease between Town Center, LLC, as ground lessor, and lessor, as ground lessee (the "Ground Lease"). This lease and all of lessee's rights hereunder are subject to the terms and provisions of the Ground Lease until and unless lessor acquires a fee simple interest in the Premises. Provided lessee is not in default under this lease, lessor will use its good faith efforts to comply with all of the terms and conditions of the Ground Lease.

                              SECTION THIRTY-SEVEN
                               TIME OF THE ESSENCE

         Time is of the essence of this lease, and of each and every covenant, term, condition and provision hereof.

                              SECTION THIRTY-EIGHT
                                SECTION CAPTIONS

         The captions appearing under the section number designations of this lease are for convenience only and are not a part of this lease and do not in any way limit or amplify the terms and provisions of this lease.

                               SECTION THIRTY-NINE
                              ESTOPPEL CERTIFICATES

         Lessee and lessor agree that at any time and from time to time within ten (10) days after request from lessee or lessor or one of lessee's or lessor's mortgagees, or proposed purchasers,




                                  10(d)(2)-32
lessee or lessor shall execute, acknowledge and deliver to the requesting party a statement in writing certifying (a) that this lease is unmodified and in full force and effect (or if there have been modifications, specifying the same), and
(b) the dates to which the rent and other charges have been paid, and (c) that, so far as the lessee or lessor knows, the requesting party is not in default under any provisions of this lease (or if lessor or lessee knows of any such default, specifying the same) and (d) such other matters as lessee or lessor or lessee's or lessor's mortgagee may reasonably require. It is intended that any such statement may be relied upon by any person proposing to acquire lessee's or lessor's interest in this lease or any prospective lessor mortgagee.

                                  SECTION FORTY
                                    INTEREST

         Any amount due from lessee to lessor hereunder which is not paid when due shall bear interest at an annual rate equal to the greater of (i) two percent (2%) per annum plus the prime rate of interest published from time to time in the Wall Street Journal-Midwest Edition or (ii) twelve percent (12%) per annum (but in no event shall such rate of interest exceed the maximum rate of interest permitted to be charged by law) from the date due until paid, compounded monthly, but the payment of such interest shall not excuse or cure any default by lessee under this lease.

                                SECTION FORTY-ONE
                                    NET LEASE

         This lease is intended to be and shall be a "net, net, net" lease, and the rent and all other sums payable hereunder by lessee (all of which shall be deemed to be additional rent) shall be




                                  10(d)(2)-33
paid without notice or demand and without set-off, abatement, suspension, deduction, or defense. As more particularly set forth herein, lessee shall pay all taxes, insurance premiums, maintenance, repair and replacement costs and expenses, utility charges and expenses, and all other costs and expenses, of whatever nature, relating in any way to the Premises and/or the operation thereof during the term of this lease. In addition, other than Base Rent and the purchase price to be paid when lessor purchases the premises demised under the Ground Lease as set forth in Section Thirty thereof, lessee shall pay, as and when they come due, any and all other amounts payable by lessor as tenant under or as a result of the Ground Lease referred to in Section Thirty-Six, above, including but not limited to all amounts payable with respect to the Premises under the Declaration of Covenants, Conditions, Easements and Restrictions dated June 12, 2000, as supplemented by a Supplemental Declaration of Covenants, Conditions, Easements and Restrictions dated July 16, 2001 (together, the "Declaration", as such Declaration may be further amended or supplemented). In the event lessor (or lessor's successor) acquires the fee interest in the property demised under the Ground Lease, lessee agrees to continue to pay, as and when due, all amounts payable under the Declaration with respect to the Premises. Notwithstanding anything above to the contrary, the "net, net, net" charges shall not include the actual debt service payments of lessor to lessor's mortgagee (except to the extent set forth in Section Three above) or the obligations of lessor under this lease. In addition, this lease shall continue in full force and effect and the obligations of lessee hereunder shall not be released, discharged, diminished, or otherwise affected by reason of any restriction on or prevention of or interference with any use of the Premises, or any part or parts thereof, except as otherwise specifically provided in this lease. It is expressly understood and agreed that, except as specifically stated herein to the contrary, lessor shall have no responsibility or obligation,




                                  10(d)(2)-34
whatsoever, with respect to the Premises or the condition or use thereof during the term of this lease and shall be absolutely, without limitation, exculpated from any and all such responsibilities and/or obligations, all such responsibilities and obligations being those of lessee. In the event the Ground Lease imposes greater or more stringent obligations on the lessor (in its capacity as lessee under the Ground Lease) than are imposed on lessee under this lease, lessee shall comply with the greater or more stringent requirements a though they were specifically set forth in this lease.

                                SECTION FORTY-TWO
                              WAIVER OF SUBROGATION

         Lessor and lessee, for themselves and all others claiming under them, including any insurer, waive all rights, including rights of subrogation against the other for loss, damage, or liability resulting from a risk insured against by either party, to the extent of any recovery collectible under such insurance; provided, however, that this waiver shall apply only when permitted by the applicable policy of insurance.

         The parties shall use good faith efforts to have any and all fire, extended coverage or any and all liability policies which may be carried endorsed with the following (or equivalent) clause:

         "This insurance shall not be invalidated should the insured waive in writing prior to a loss any and all right of recovery against any party for loss occurring to the property described herein."

                               SECTION FORTY-THREE
                            NON-LIABILITY OF LANDLORD

         Lessor shall not be liable to lessee, and lessee hereby waives all claims against lessor, for any injury or damage to any person or property in or about the Premises resulting from the


                                  10(d)(2)-35

Premises, or any part thereof or any equipment thereof, becoming out of repair; flooding of basements or other areas; damages caused by sprinkling devices, air-conditioning apparatus, snow, frost, water leakage, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise or the bursting or leaking of pipes or plumbing fixtures; any act or neglect of other tenants or occupants or employees in the Premises; or any other thing or circumstance whatsoever, whether of a like nature or of a wholly different nature. All property in or about the Premises belonging to lessee, its agents, employees or invitees shall be there at the risk of lessee or other person only, and lessor shall not be liable for damage thereto or theft, misappropriation or loss thereof. If lessor shall fail to perform any covenant or condition of this lease upon lessor's part to be performed and, as a consequence of such default, lessee shall recover a money judgment against lessor, then such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levy thereon against the right, title and interest of lessor in the Premises and out of rents or other income from the Premises receivable by lessor and any insurance or condemnation proceeds that are available for use by lessor and lessor shall not be personally liable for any deficiency.

                               SECTION FORTY-FOUR
                                   CONTINGENCY

         Lessor shall have the right to terminate and cancel this lease by written notice to lessee within the time limits provided below if the condition as set forth below is not waived, satisfied and/or fulfilled within the stipulated time limit.

         Lessor shall, after execution and delivery of this lease, make application for and thereafter diligently prosecute the securing of all governmental permits and approvals for the construction of the Improvements. In the event that all required governmental permits and approvals are not




                                  10(d)(2)-36
obtained by lessor on or prior to thirty (30) days after the date of this lease, then lessor may, at its option terminate this lease by giving written notice to lessee of such termination and, thereupon, this lease shall become null and void and of no force and effect.

                               SECTION FORTY-FIVE
                                  GOVERNING LAW

         This lease shall be governed by and construed and enforced in accordance with the laws of the State of Wisconsin.

         IN WITNESS WHEREOF, the parties have executed this lease as of the day and year first above written.

                              LESSOR:

                              BRIOHN VENTURES III, LLC

                              By:  Briohn Building Corporation, its sole member


                                    By:  /s/ Brian P. Byrne
                                         ---------------------------
                                          Brian P. Byrne, President



STATE OF WISCONSIN         )
                           )  ss.
MILWAUKEE COUNTY           )

         Personally came before me this 7th day of June, 2002, the above named Brian P. Byrne, President of Briohn Building Corporation, Sole Member of Briohn Ventures III, LLC, to me known to be the person who executed the foregoing instrument and acknowledged the same.


                                            s/s Mark O'Neil
                                            ---------------
                                            Notary Public,
                                            My Commission is permanent



                                  10(d)(2)-37

                                    LESSEE:

                                    M & M BANCORPORATION


                                    By: /s/ Michael J. Murry
                                        --------------------
                                            Michael J. Murry, Chairman





STATE OF WISCONSIN )
                   )  ss.
MILWAUKEE COUNTY   )

         Personally came before me this 7th day of June, 2002, the above named M & M Bancorporation by Michael J. Murry, its Chairman, to me known to be the persons who executed the foregoing instrument and acknowledged the same.


/s/ Mark E. O'Neil
------------------
Notary Public,
My Commission is permanent





                                  10(d)(2)-38

                                    EXHIBIT A
                                LEGAL DESCRIPTION



PARCEL I:

Parcel Seven (7) of CERTIFIED SURVEY MAP NO. 9367, being a Redivision of Parcel Seven (7) of Certified Survey Map No. 9208, being a part of the Northeast One-quarter (1/4) of the Northeast One-quarter (1/4) of Section Eight (8), in Township Seven (7) North, Range Twenty (20) East, in the City of Brookfield, County of Waukesha, State of Wisconsin, recorded in the Office of the Register of Deeds for Waukesha County on April 30, 2002, in Volume 85 of Certified Survey Maps at Pages 143 to 150 inclusive, as Document No. 2795365, excepting therefrom any and all buildings and building improvements situated or erected on the described premises.

         Together with non-exclusive easements contained in a Declaration of Covenants, Conditions, Easements and Restrictions by Town Center, LLC, recorded on June 5, 2000, as Document No. 2568303 and in a Supplemental Declaration of Covenants, Conditions, Easements and Restrictions recorded on July 30, 2001, as Document No. 2681998.

PART OF TAX KEY NO. BRC 1037-999-006 (2001)


PARCEL II:

Any and all buildings and building improvements situated or erected on the following described premises:

         Parcel Seven (7) of CERTIFIED SURVEY MAP NO. 9367, being a Redivision of Parcel Seven (7) of Certified Survey Map No. 9208, being a part of the Northeast One-quarter (1/4) of the Northeast One-quarter (1/4) of Section Eight
(8), in Township Seven (7) North, Range Twenty (20) East, in the City of Brookfield, County of Waukesha, State of Wisconsin, recorded in the Office of the Register of Deeds for Waukesha County on April 30, 2002, in Volume 85 of Certified Survey Maps at Pages 143 to 150 inclusive, as Document No. 2795365.

         Together with non-exclusive easements contained in a Declaration of Covenants, Conditions, Easements and Restrictions by Town Center, LLC, recorded on June 5, 2000, as Document No. 2568303 and in a Supplemental Declaration of Covenants, Conditions, Easements and Restrictions recorded on July 30, 2001, as Document No. 2681998.





                                  10(d)(2)-39

                                    EXHIBIT B
                              CERTIFIED SURVEY MAP





                                  10(d)(2)-40

                                    EXHIBIT C

                                    BUILDING






                                  10(d)(2)-41

                                    EXHIBIT D
                            PLANS AND SPECIFICATIONS






                                  10(d)(2)-42